UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2021

NGL ENERGY PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-35172	27-3427920
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6120 South Yale Avenue

Suite 805

Tulsa, Oklahoma 74136
(Address of principal executive offices) (Zip Code)

(918) 481-1119
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common units representing Limited Partners Interests	NGL	New York Stock Exchange
Fixed-to-floating rate cumulative redeemable perpetual preferred units	NGL-PB	New York Stock Exchange
Fixed-to-floating rate cumulative redeemable perpetual preferred units	NGL-PC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Indenture and the Notes

On February 4, 2021, NGL Energy Operating LLC (“Operating LLC”) and NGL Energy Finance Corp. (“Finance Corp.” and, together with Operating LLC, the “Issuers”), each a wholly owned subsidiary of NGL Energy Partners LP (the “Partnership”), closed the previously announced private offering (the “Notes Offering”) of $2.05 billion in aggregate principal amount of 7.500% senior secured notes due 2026 (the “Notes”). The Notes were issued pursuant to an indenture dated February 4, 2021 (the “Indenture”), among the Issuers, the guarantors party thereto (the “Guarantors”) and U.S. Bank National Association, as trustee and notes collateral agent. Net proceeds of the issuance of the Notes (along with borrowings under the Partnership’s new ABL Facility (as defined below)) were used to (i) repay all outstanding borrowings under and terminate the Partnership’s amended and restated credit agreement dated February 14, 2017 (as amended, the “Existing Credit Agreement”), (ii) repay all outstanding borrowings under and terminate the Partnership’s $250.0 million term credit agreement dated July 2, 2019 (as amended, the “Term Credit Agreement”) and (iii) pay fees and expenses in connection therewith as well as fees and expenses in connection with the issuance of the Notes and entering into the ABL Facility. Interest is payable on the Notes on February 1 and August 1 of each year, beginning on August 1, 2021, and the Notes mature on February 1, 2026.

The Indenture and the Notes provide, among other things, that the Notes are the Issuers’ senior secured obligations. The Notes are guaranteed on a senior secured basis by the Guarantors and will also be guaranteed by certain future subsidiaries of the Partnership. The Notes and the guarantees are secured by first-priority liens on the Notes Priority Collateral (as defined in the Indenture) (which generally includes substantially all of the Issuers’ and the Guarantors’ assets other than the ABL Priority Collateral (as defined in the Indenture)) and by second-priority liens on the ABL Priority Collateral (which generally includes substantially all of the Issuers’ and the Guarantors’ accounts receivable, inventory, pledged deposit accounts, cash and cash equivalents, renewable energy tax credits and related assets), in each case, subject to certain exceptions and permitted liens as described in the Indenture.

The Indenture contains covenants that, among other things, limit the Partnership and the Issuers’ ability and the ability of its restricted subsidiaries to: pay distributions or make other restricted payments or repurchase stock; incur or guarantee additional indebtedness or issue disqualified stock or certain preferred stock; make certain investments; create or incur liens; sell assets; enter into restrictions affecting the ability of restricted subsidiaries to make distributions, make loans or advances or transfer assets to the Guarantors (including the Partnership); enter into certain transactions with the Issuers’ affiliates; designate restricted subsidiaries as unrestricted subsidiaries; and merge, consolidate or transfer or sell all or substantially all of the Issuers’ or the Guarantors’ assets (including the Partnership’s). The Indenture specifically restricts the Partnership’s ability to pay distributions until the Total Leverage Ratio (as defined in the Indenture) for the most recently ended four full fiscal quarters at the time of such distribution is not greater than 4.75 to 1.00. While the Partnership cannot predict when it will be able to satisfy the distribution restrictions, they are not expected to be satisfied in the near term. These covenants are subject to a number of important exceptions and qualifications.

The Issuers, at their option, may redeem some or all of the Notes at any time on or after February 1, 2023 at the redemption prices specified in the Indenture. Prior to such time, the Issuers, at their option, may redeem up to 40% of the aggregate principal amount of the Notes with an amount of cash not greater than the net cash proceeds from certain equity offerings at the redemption price specified in the Indenture. In addition, before February 1, 2023, the Issuers may redeem some or all of the Notes at a redemption price equal to 100% of the aggregate principal amount of the Notes redeemed, plus the applicable premium as specified in the Indenture and accrued and unpaid interest, if any, to, but not including, the redemption date. If the Issuers or the Partnership experience certain kinds of change of control trigger events, the Issuers will be required to offer to repurchase the Notes at 101% of the aggregate principal amount of the Notes repurchased plus accrued and unpaid interest on the Notes repurchased to, but not including, the date of purchase.

The Indenture contains other customary terms, events of default and covenants.

The Notes and the related guarantees were offered and sold in a private offering that was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes and the related guarantees were offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act and to non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act. The Notes and the related guarantees have not been and will not be registered under the Securities Act, any state securities laws or the securities laws of any other jurisdiction. Unless so registered, the Notes and the related guarantees may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities or blue sky laws.

The above description of the Indenture and the Notes is a summary only and is subject to, and qualified entirely by, the Indenture and the Notes, which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K (this “Form 8-K”) and incorporated herein by reference.

New Credit Agreement and the ABL Facility

On February 4, 2021, the Partnership entered into a new credit agreement, dated February 4, 2021 (the “New Credit Agreement”), by and among Operating LLC, the Partnership, JPMorgan Chase Bank, N.A., as administrative agent, collateral agent and an issuing lender, and certain other financial institutions party thereto as lenders and issuing lenders, consisting of a $500.0 million asset based revolving credit facility (the “ABL Facility”) subject to a borrowing base, with a sub-limit of $200.0 million for letters of credit (the “ABL Facility”). The borrowing base is initially $500.0 million. Operating LLC is the borrower under the ABL Facility, and the Partnership, Finance Corp. and certain of the Partnership’s direct and indirect wholly-owned subsidiaries are the guarantors under the ABL Facility.

The ABL Facility is scheduled to mature at the earliest of (a) February 4, 2026 and (b) 91 days prior to the earliest maturity date in respect of any indebtedness of the Partnership, Operating LLC or any of its restricted subsidiaries in an aggregate principal amount of $50.0 million or greater if such indebtedness is outstanding at such time, subject to certain exceptions. Amounts borrowed and repaid under the ABL Facility bear interest at a LIBOR-based rate (with such customary provisions under the ABL Facility providing for the replacement of LIBOR with any successor rate) or an alternate base rate, in each case plus an applicable borrowing margin based on the Partnership’s fixed charge coverage ratio. The applicable margin for alternate base rate loans varies from 1.50% to 2.00% and the applicable margin for LIBOR-based loans varies from 2.50% to 3.00%, in each case, depending on the Partnership’s fixed charge coverage ratio. In addition, a commitment fee will be charged and payable quarterly in arrears based on the average daily unused portion of the revolving commitments under the ABL Facility. Such commitment fee will be 0.50% per year, subject to a reduction to 0.375% in the event the Partnership’s fixed charge coverage ratio is greater than 1.75 to 1.00.

The ABL Facility requires that certain of the Partnership’s subsidiaries that the Partnership may form or acquire in the future provide a guarantee of, and also grant a lien on their assets to secure, the obligations owing in respect of the ABL Facility. Borrowings under the ABL Facility may vary from time to time depending on the Partnership’s cash needs and borrowing base.

The New Credit Agreement contains various affirmative and negative covenants, including financial reporting requirements and limitations on indebtedness, liens, mergers, consolidations, liquidations and dissolutions, sales of assets, distributions and other restricted payments, investments (including acquisitions) and transactions with affiliates. The New Credit Agreement contains, as the only financial covenant, a minimum fixed charge ratio financial covenant that is tested based on the financial statements for the most recently ended fiscal quarter upon the occurrence and during the continuation of a Cash Dominion Event (as defined in the New Credit Agreement).

The ABL Facility has no scheduled amortization or scheduled commitment reductions. In the event that the aggregate extensions of credit under the ABL Facility exceed the borrowing base in effect at such time, the excess amount of such extensions of credit must be mandatorily repaid or letters of credit cash collateralized. Following the occurrence of certain asset sales and receipt by the Partnership or any of the guarantors of the ABL Facility of any proceeds in respected thereof, outstanding balances under the ABL Facility will be required to be mandatorily prepaid with such net proceeds from such asset sales, subject to reinvestment and senior debt prepayment rights. The ABL Facility has mandatory prepayment provisions for (a) the receipt of proceeds from the issuances of any indebtedness not permitted under the ABL Facility, (b) while any loans are outstanding under the ABL Facility, if aggregate “excess cash” (as defined in the ABL Facility) exceeds $25.0 million and (c) in certain other circumstances.

Events of default under the ABL Facility are customary for facilities of this type including, among other things, the failure to pay principal, interest or fees, the failure to observe or perform any material covenant contained in the ABL Facility, material misrepresentation under or in connection with the ABL Facility, cross-default to certain material indebtedness, entry of judgments in a material amount, a change of control and the institution of any bankruptcy or insolvency proceedings.

All of the obligations under the ABL Facility are secured by first-priority liens on the ABL Priority Collateral (as defined in the new Credit Agreement) (which generally includes substantially all of the Issuers’ and the Guarantors’ accounts receivable, inventory, pledged deposit accounts, cash and cash equivalents, renewable energy tax credits and related assets) and by second-priority liens on the Notes Priority Collateral (as defined in the New Credit Agreement) (which generally includes substantially all of the Issuers’ and the Guarantors’ assets other than the ABL Priority Collateral), in each case, subject to certain exceptions and permitted liens as described in the Indenture.

The following financial institutions party to the New Credit Agreement served as a lender and/or agent under the Existing Credit Agreement: JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association, Toronto-Dominion Bank, New York Branch, Royal Bank of Canada and Barclays Bank PLC. In addition, affiliates of certain financial institutions party to the New Credit Agreement were the initial purchasers of the Notes. In particular, J.P. Morgan Securities LLC (an affiliate of JPMorgan Chase Bank, N.A.), RBC Capital Markets, LLC (an affiliate of Royal Bank of Canada), Barclays Capital Inc. (an affiliate of Barclays Bank PLC), TD Securities (USA) LLC (an affiliate of Toronto-Dominion Bank, New York Branch) and Wells Fargo Securities, LLC (an affiliate of Wells Fargo Bank, National Association) were the initial purchasers of the Notes.

The above description of the New Credit Agreement and the ABL Facility is a summary only and is subject to, and qualified entirely by, the New Credit Agreement, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

On February 4, 2021, in connection with the Partnership’s entry into the New Credit Agreement and the Notes Offering, the Partnership (i) fully repaid all outstanding borrowings under and terminated the outstanding revolving credit commitments under the credit facility governed by the Existing Credit Agreement and (ii) fully repaid all outstanding borrowings under and terminated the term loan governed by the Term Credit Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 hereto under the captions “Indenture and the Notes” and “New Credit Agreement and the ABL Facility” is incorporated by reference into this Item 2.03.

Item 3.03 Material Modification to Rights of Security Holders.

The information regarding the restrictions on distributions set forth in the third paragraph under the caption “Indenture and the Notes” in Item 1.01 hereof is incorporated by reference into this Item 3.03. Accordingly, the Partnership has temporarily suspended quarterly common unit distributions beginning with respect to the quarter ended December 31, 2020, as well as distributions on all of the Partnership’s preferred units, until the Partnership’s Total Leverage Ratio (as defined in the Indenture) is not greater than 4.75 to 1.00.

The information regarding the Class D Preferred Units set forth in Item 5.03 hereof is incorporated by reference into this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the closing of the Notes Offering, on February 4, 2021, NGL Energy Holdings LLC, the general partner of the Partnership (the “General Partner”), executed the First Amendment (the “Amendment to Partnership Agreement”) to Seventh Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”) for the purpose of amending certain consent rights in relation to the Partnership’s Class D Preferred Units (as defined in the Partnership Agreement). The preferences, rights and other terms governing the Class D Preferred Units are defined in the Partnership Agreement, as amended by the Amendment to Partnership Agreement.

In connection with the Notes Offering, the Partnership was required to obtain consent (the “Class D Preferred Consent”) from a majority of the holders of Class D Preferred Units (“Class D Preferred Majority”) to, among other things, enable the Partnership to consummate the Notes Offering and enter into the ABL Facility. This consent modified certain voting and approval rights granted to the Class D Preferred Majority under the Partnership Agreement. Specifically, the Class D Preferred Consent requires the Partnership to obtain the approval of the Class D Preferred Majority for: (i) the incurrences of indebtedness, other than under the ABL Facility, the issuance of the Notes and certain refinancing indebtedness for indebtedness outstanding as of the closing the Notes Offering and ABL Facility, (ii) the acquisition or disposition of any assets with an aggregate purchase price of greater than $50.0 million during any fiscal year; and (iii) making investment capital expenditures or expansion capital expenditures in excess of $75.0 million in the aggregate during any fiscal year. These approval rights supplement the existing approval rights in the Partnership Agreement for the Class D Preferred Majority. They will remain in effect until the Partnership is no longer in arrears on the Class D Preferred Unit distributions.

The above description of the Amendment to Partnership Agreement is a summary only and is subject to, and qualified entirely by, the Amendment to Partnership Agreement, which is filed as Exhibit 3.1 to this Form 8-K and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On February 4, 2021, the Partnership issued a press release announcing the closing of the Notes Offering and ABL Facility. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Neither this Form 8-K nor the press release attached hereto constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

The information in Item 7.01 of this Form 8-K, including Exhibit 99.1 attached hereto, is being “furnished” pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any Partnership filing, whether made before or after the date hereof, regardless of any general incorporated language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	First Amendment to Seventh Amended and Restated Agreement of Limited Partnership of NGL Energy Partners LP, dated as of February 4, 2021.
4.1	Indenture, dated as of February 4, 2021, by and among NGL Energy Operating LLC, NGL Energy Finance Corp., the guarantors party thereto and U.S. Bank National Association, as trustee and notes collateral agent.
4.2	Form of 7.500% Senior Notes due 2026 (included as Exhibit A to Exhibit 4.1 of this Form 8-K).
10.1	Credit Agreement, dated as of February 4, 2021, by and among NGL Energy Operating LLC, NGL Energy Partners LP, JPMorgan Chase Bank, N.A. and certain other financial institutions.
99.1	Press release dated February 4, 2021.
101	Cover Page formatted as Inline XBRL.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 8, 2021	NGL ENERGY PARTNERS LP By: NGL Energy Holdings LLC, its general partner

	By:	/s/ Robert W. Karlovich III
Robert W. Karlovich III
Chief Financial Officer